EXHIBIT 10.30

                               AMENDMENT TO
               CARRIER TRANSPORT SWITCHED SERVICES AGREEMENT

THIS AMENDMENT (the "Amendment") is made by SPRINT COMMUNICATIONS COMPANY L.P. ("Sprint") and Americonnect, Inc. ("Customer"), to that certain Carrier Transport Switched Services Agreement which was executed on or about 7/28/95 (the "Agreement"). Sprint and Customer are "Parties" hereto.

In consideration of the mutual promises contained herein, the Parties amend the Agreement as follows:

1. The following Attachments, or parts of an Attachment, are stricken from the Agreement in their entirety. Each Attachment, or part of an Attachment, so stricken shall be replaced as part of the Agreement with the attachment to this Amendment that bears the same title or heading.

     * Attachment A (Section A.14.1)

2. If this Amendment is executed by Sprint prior to the first day of the month, then the Amendment shall become effective on the first day of the following month; otherwise, the Amendment shall become effective the first day of the second month following the month in which it is executed by Sprint.

3. All other terms and conditions of the Agreement shall remain in full force and effect.

EXECUTED and made effective as provided herein.

Americonnect, Inc.               SPRINT COMMUNICATIONS COMPANY L.P.


By: /s/ Robert R. Kaemmer           /s/ R. Michael Franz
                                        R. Michael Franz
                                        President DBG

Title: President

Date: 2/26/96                    Date: 2/29/96






                SPRINT PROPRIETARY INFORMATION - RESTRICTED

                               Attachment A








A.14.1  MINIMUM ANNUAL COMMITMENT:

                                   CARRIER TRANSPORT
                                   NET ANNUAL USAGE
          MONTHS                       COMMITMENT

          1-12 (year 1)               $1,000,000
          13-24 (year 2)              $1,200,000

*This commitment will be on an annual basis. If at the end of the first 12 months of the agreement (Year 1 of contract), Customer has not billed net usage of $12,000.00 then customer will be assessed minimum commitment surcharges as stated in
Section 14.1. If at the end of months 13-24 (year 2 of contract) Customer has not billed net usage of $14,400,000 (for months 13-
24) then customer will be assessed minimum commitment surcharges as stated in Section 14.1



















                          PROPRIETARY INFORMATION
                                RESTRICTED